Exhibit 10. 4

Integrated Electrical Services, Inc.

MUTUAL SETTLEMENT AGREEMENT AND RELEASE

This Mutual Settlement Agreement and Release (“Agreement”), dated as of November 9, 2004, is between Richard L. China (“China”) and Integrated Electrical Services, Inc. (“IES”).

RECITALS

Richard L. China and IES wish to terminate their employment relationship amicably, settle existing disputes and to set forth their remaining obligations to one another. In order to provide for a smooth transition and to foreclose any potential claims or disputes existing or arising between the parties, Richard L. China and IES have agreed to enter this Agreement.

AGREEMENT

In consideration of the foregoing recitals, the mutual agreements and undertakings of the parties set forth below, and other good and valuable consideration that is addition to any rights China may already have and the receipt, adequacy and sufficiency of which are hereby expressly acknowledged, China and IES agree as follows:

1.	Separation Date

China and IES hereby terminate their employment relationship effective November 9, 2004 (“Separation Date”). China acknowledges that he is subject to an employment contract and that all obligations of IES under that contract have been fulfilled or are fulfilled in full by this agreement and that IES has the right to terminate his employment without any further liability of any kind to IES or its officers, directors or employees, including but not limited to payments of any kind pursuant to such contract.

2.	Severance Payment

In return for this entire Agreement and particularly for the releases set forth in paragraph 4, 9 and 10 below, IES will pay China a lump sum severance payment of $103,609.99 (less applicable state and federal taxes, Medicare, FICA and other customary deductions) as set out in paragraph 6 below. Additionally, China will receive additional severance of $610,500.24 that will be paid in the form of base salary continuation in accordance with IES’s regular payroll schedule. These severance amounts will be paid as indicated following receipt of the Mutual Agreement and Release by the Company and within five (5) days of the satisfaction of the revocation period as set out in paragraph 6 below. Salary continuation payments shall be made until the full severance benefit has been paid. Additionally, IES will pay the cost of continuing medical and dental health care coverage for China and eligible dependents under COBRA for a period of 18 months. The total severance payment to be paid to China is $714,110.23 (less applicable state and federal taxes, Medicare, FICA and other customary deductions).

China agrees that IES may retain any amounts owed to IES and credit it to any amounts owed to IES from China. Such credited amounts will be considered paid to China for the purpose of this Agreement and will not affect the validity of this Agreement and the releases contained herein. China acknowledges that the severance payment constitutes good and valuable consideration for the promises, releases, waivers and assignments contained in this Agreement. The severance payment set forth in this paragraph includes the severance amount due to China under any contract, plan, policy, practice or guideline of IES. China agrees that, without his signature on this Agreement, IES is not required to pay any sum as severance.

The final payment for all work and services provided by China before the Separation Date has been paid separately and such payment has fully satisfied all obligations for compensation that IES owed to China through such date.

3.	Other Benefit and Compensation Plans

This Agreement does not affect any previously vested rights to funds or benefits under the IES welfare or benefit plans. All benefits and distributions under those plans will be paid according to the terms and conditions of those plans. IES agrees that China may exercise any presently vested and exercisable stock options according to the terms and provisions of the relevant stock option plan, provided he does not have insider information.

PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

4.	Release and Waiver

As a material inducement to IES to enter into this Agreement and the severance benefit payment discussed in paragraph 2 above, Richard L. China, on behalf of himself and his heirs and assigns, does hereby RELEASE, ACQUIT, AND FOREVER DISCHARGE Integrated Electrical Services, Inc., its successors, present and former employees, corporate officers, directors, corporate affiliates (“the parties released”), of and from any and all liability of any kind and character, including attorney’s fees, whatsoever arising from, growing out of, or in any way connected with his employment with IES or separation there from or the negligent or intentional acts, statements or omissions of the parties released at any time up to and including the date of execution of this Agreement. China declares that it is his intention to fully release IES and all of the parties released from any and all liability of any kind and character whatsoever arising from, growing out of, or in any way connected with his employment with IES or separation there from including, but not limited to, known and unknown claims, in negligence, contract or in tort, which arose at any time prior to the execution of this Agreement, under any Federal or State statute including, but not limited to, the Age Discrimination in Employment Act, as amended, 29 U.S.C. §§ 621 - 634; Older Workers Benefit Protection Act, as amended, 29 U.S. §§ 621, 623; Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§ 2000e - 2000e-17; the Fair Labor Standards Act of 1938 as amended; the Equal Pay Act of 1963, as amended, 29 U.S.C. §§ 206(d); the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1001 - 1461; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C. § 2101 et seq.; the

National Labor Relations Act, as amended, 29 U.S.C. §§ 151-169; Family and Medical Leave Act of 1993, as amended, 29 U.S.C. § 825 et seq. Americans with Disability Act of 1990, as amended, 42 U.S.C. §§ 12101 et. seq.; infliction of emotional distress, defamation, personal injury, breach of contract, the Texas Commission on Human Rights Act; Tex. Lab. Code §§ 21.001 – 21.405; the Civil Law of the State of Texas; and the statutory and common law of these United States, collectively and singularly.

This is a full and final release, without limitation, of all known, unknown, and suspected claims. This complete release is intended to be for the benefit of the parties released. China waives all rights to re-employment, reinstatement or independent contractor status with IES and agrees not to apply for re-employment, reinstatement or future employment with IES. The preceding sentence does not restrict IES from contacting China for future employment or independent contractor services. This Agreement is not intended to and does not affect the rights, if any, that China may have for medical plan reimbursements, unemployment compensation or presently pending worker’s compensation claims.

5.	Indemnification

As a further part of this Agreement, China hereby agrees to indemnify and hold the parties released harmless from and against any and all loss, costs, damages, or expenses, including, without limitation, attorney’s fees, incurred by the parties released and arising out of any negligent or intentional breach of the Agreement by China or because any of the representations made herein by China were false when made. China also hereby assigns to the parties released all causes of actions he or his heirs or assigns may have arising from his employment or termination thereof.

6.	Review and Revocation of Release; Effective Date

China acknowledges that he has had a full and fair opportunity to review this Agreement and has been allowed at least twenty-one (21) (“Review Period”) days to consider whether to accept the benefits of the Agreement in return for the release. China hereby certifies and represents that the decision to execute this Agreement was made after adequate reflection concerning the purposes and effects of this Agreement, and was not coerced by the parties released or anyone acting on their behalf or in concert with them. China represents that he understands the reasons for his employment termination and has had the opportunity to fully consider the terms, contents and conditions of this Agreement. Consequently, China has fully informed himself and warrants and represents that he knowingly and voluntarily executed this Agreement after his separation from employment with IES. The waivers contained herein are not intended to release any claims arising after the full execution of this Agreement.

China and IES agree that he shall have seven (7) calendar days (the “Revocation Period”) following the date he executes this Agreement to revoke his acceptance of this Agreement and the Release set forth in paragraph 4 of this Agreement. China and IES agree and acknowledge that a revocation of this Agreement must be received before the expiration of the Revocation Period to Margery M. Harris; 1800 West Loop South, Suite 500, Houston, Texas 77027. This Agreement will become effective, binding and irrevocable upon signing this agreement. Severance payment, in the form of lump sum amount and base salary continuation will commence after IES’s receipt of a completely executed copy of this Agreement and within five (5) days of the satisfaction of the revocation period.

7.	Confidentiality of Agreement

China agrees that the terms and conditions of this Agreement shall be treated as confidential, and agrees not to disclose such terms and conditions to any third party. The preceding sentence shall not be applicable to disclosure or discussion with representatives of the Internal Revenue Service or the Social Security Administration, China’s immediate family members or professionals from whom legal or financial advice is sought (provided they are instructed and agree to keep the information confidential), or as otherwise required by law.

8.	Confidentiality of Information

China acknowledges that while he was employed by IES, China had access to confidential business information of IES and its subsidiaries and affiliated companies, including technical ideas; concepts and information; business strategies; long-term and short-term goals; business opportunities; and financial data and other business information (cumulatively referred to herein as IES’s “Proprietary Information”). China represents to IES that he has returned to IES all documents and things (including magnetic media) belonging to IES, including all documents embodying or containing any of IES’s Proprietary Information. China acknowledges his continuing obligation to maintain in confidence IES’s Proprietary Information and to refrain from using such Proprietary Information or disclosing it to any other person, company or entity. China agrees not to communicate with any third party (including reporters, editors, and employees of trade publications, newspapers, magazines, etc.) concerning any matter involving the IES’s business and/or confidential information or Proprietary Information. The foregoing paragraph is not intended and does not restrict the personal use of the confidential information for the sole purpose of formulating, arranging and proposing to IES and offer to buy one or more of the wholly owned subsidiaries of IES.

9.	Transition and Cooperation

Upon IES’s reasonable request, Employee agrees to cooperate fully and consult with IES, their officers and employees, at all times concerning his former areas of responsibility. This obligation includes, without limitation, full and good faith cooperation with IES and their officers, employees and/or attorneys concerning any litigation where Employee is or may be a witness or have relevant information.

China agrees that he further agree they will not now and will not in future disparage either parties name, reputation or business, IES Integrated Electrical Services, Inc. or of its officers, directors, affiliates or employees to any third party particularly including any customers or vendors. This non-disparagement includes an agreement to not participate or cooperate in any litigation contrary to the interest of IES, Integrated Electrical Services, Inc. or any of its subsidiaries, to the degree allow by law. If any governmental or private entity requests any information or statement about the Company or its officers, directors, affiliates or employees, China will give the Company immediate notice of such request to allow the Company to defend against the disclosure of such information.

10.	Non-Solicitation Obligations

In addition to any other similar obligation owed by Employee agrees that for a period of six (6) months from the Separation Date, he shall not, directly or indirectly, for himself or for others’ solicit, request or induce (i) any employee of IES or any of its subsidiaries or affiliated companies to terminate his employment with the IES or such subsidiaries or affiliates, or (ii) any customer, contractor or representative having a business relationship with IES or any of its subsidiaries or affiliated companies to alter, affect, modify, change, diminish or terminate such business relationship; or retain, hire or otherwise employ any individual who was employed by IES as of the Separation Date. As used herein, the term “subsidiary or affiliated IES shall mean an entity that directly or indirectly controlled by or under the common control of IES. The foregoing paragraph will be waived to the extent and only to the extent that the Board of Directors approves of and China makes bids for one or more wholly owned subsidiaries of IES and in that event, this paragraph is waived only with respect to the employees at those subsidiaries.

Further, China agrees the following provisions of his employment agreement dated August 12, 2003 shall survive: Non-Competition, Return of Company Property, Inventions, Trade Secrets, and Confidentiality. The Non-Competition provision of China’s employment agreement is waived to the extent necessary to allow him to own, run, manage or otherwise operate any wholly owned subsidiaries that are purchased from IES or its subsidiaries.

11.	Miscellaneous

The provisions of the Agreement are severable, and if any part of it is found to be unlawful or unenforceable, then such part will be deemed changed or deleted to the minimal extent necessary to make the entire Agreement lawful and enforceable. The other provisions of this Agreement shall remain fully valid and enforceable to the maximum extent consistent with applicable law.

China acknowledges and agrees (i) he is responsible for any tax liability that may result as a consequence of the receipt of the severance benefits described herein, (ii) IES makes no representation of the taxability of these funds and (iii) IES has encouraged him to seek advice from a personal tax advisor regarding the duty and manner to report any possible tax consequences. The money paid under this Agreement does not come from a qualified retirement plan and therefore it may not be rolled into any other qualified plan or Individual Retirement Account.

China represents and agrees that he: (i) was specifically advised to and fully understands his rights to discuss all aspects of this Agreement with an attorney, his immediate family and financial counselor, (ii) has, to the extent he desires, availed himself of these rights, (iii) has carefully read and fully understands all the provisions of this Agreement, and (iv) has entered into and executed this Agreement knowingly and without duress or coercion from any source.

China understands and agrees that this Agreement may not be used as evidence in any proceeding against the parties released except in a proceeding based solely upon a specific allegation that the parties released have breached this Agreement or in a proceeding in which either party presents testimony about matters covered by this Agreement. The parties released believe and assert that China has been treated in a fair and lawful manner, and it is agreed between the parties that nothing herein is intended or shall be construed as an admission of fault or liability by the parties released.

China understands and agrees that this Agreement is being executed by IES on behalf of itself, and its corporate affiliates and that all of the rights of IES under this Agreement and all of China’s obligations and duties under this Agreement will inure to the benefit of and may be enforced by IES, or any of their affiliates or any of the parties released.

This Agreement sets forth the entire agreement between the parties and fully supersedes all prior written and oral agreements, understandings and representations between the parties. China represents, warrants and agrees that he does not rely and has not relied upon any representation or statement made by any officer, director, agent or representative of IES, or any subsidiary or affiliate of IES with regard to the subject matter, background or effect of this Agreement, except as expressly set forth in this Agreement.

This Agreement shall be governed and construed under the laws of the State of Texas. Any legal proceeding arising as a result of or relating to this Agreement, China’s employment or separation shall be filed and heard in the City of Houston, Harris County, Texas without regard to conflicts of law.

This Agreement is executed in duplicate originals and is effective and enforceable only after both parties have signed the Agreement and an original executed Agreement has been returned to IES. China acknowledges that he has read this Agreement, has understood it and knowingly and voluntarily desires to sign it.

Accepted, Understood and Agreed	IES Management, L.P.
By: IES Residential Group, Inc. Its Managing General Partner

By:
Richard L. China		Margery M. Harris

Date:	Title:	Sr. Vice President, Human Resources

Date: